Exhibit 99.1

        VERMONT PURE HOLDINGS, LTD. ANNOUNCES FINANCIAL RESULTS FOR 2006

        - SALES INCREASE 5%, COMPANY ANNOUNCES IMPAIRMENT WRITE DOWN -

    WATERTOWN, Conn., Feb. 14 /PRNewswire-FirstCall/ -- Vermont Pure Holdings, Ltd. (Amex: VPS) announced financial results for the fiscal year ended October 31, 2006 and filed these results on Form 10-K with the Securities and Exchange Commission yesterday.

    Operating Results for Fiscal Year ended October 31, 2006

    Sales increased 5% to $62.77 million from $59.83 million in fiscal year 2005. These increases reflected higher volumes of coffee and related products and higher pricing necessitated by increased fuel prices.

    Operating results were significantly impacted by a write-down of goodwill, a non-cash charge of $22.95 million discussed in more detail below. Despite the effect on the statements of operations of this non-cash charge, core business operations of the Company were strong.

    Income (loss) from operations was ($16.47) million in 2006 compared to $5.24 million in 2005, a decrease of $21.71 million. However, income from operations before impairment loss - goodwill (a non-GAAP financial measure) was $6.48 million, which represents a significant improvement over the corresponding line item of $5.24 million for 2005, when there was no impairment loss. A reconciliation of the GAAP and non-GAAP financial measures is included at the end of this release.

    The Company had net income (loss) of ($20.67) million in 2006 compared to $871,000 in 2005, a decrease of $21.54 million. Net income before impairment loss - goodwill (a non-GAAP financial measure) was $2.28 million in 2006, a significant improvement over the corresponding line item of $871,000 for 2005, when there was no impairment loss. Net income (loss) in fiscal 2006 includes miscellaneous income in the form of a legal settlement of $750,000.

    On a per share basis, net income (loss) was ($0.96) per fully diluted share in fiscal 2006, compared to $0.04 per fully diluted share in fiscal 2005. Net income before impairment loss - goodwill (a non-GAAP financial measure) was $0.11 per fully diluted share in fiscal 2006. A reconciliation of the GAAP and non-GAAP measures appears at the end of this release.

    "Notwithstanding the impairment charge, we are pleased with the improvement in our operations in fiscal 2006. The improvement reflects the strength of our customer base and ability to leverage our distribution system throughout New England and New York," said Peter Baker, Chief Executive Officer.

    Operating Results for Fiscal Quarter ended October 31, 2006

    Sales increased 4% in the fourth fiscal quarter of 2006, to $16.40 million from $15.81 million in the comparable fiscal quarter of 2005. Net income (loss) for the fourth quarter of 2006 was ($22.46) million, compared to $277,000 for the fourth quarter of 2005, a decrease of $22.74 million. However, net income before impairment charge - goodwill (a non-GAAP financial measure) for the fourth quarter of 2006 was $488,000.

    "We are pleased with the with our fourth quarter results, capping off what had already been a year of improvement characterized by continuing sales growth and stabilizing costs," Baker concluded.

    Goodwill Impairment

    The Company recorded a non-cash charge of $22.95 million for impairment of goodwill in the fourth quarter of fiscal 2006. The non-cash impairment charge was a result of the assessment of goodwill as of October 31, 2006. Goodwill had been recorded for acquisitions from 1996 through 2006. The assessment concluded that goodwill on the Company's books exceeded the value as prescribed by Statement of Financial Accounting Standards (SFAS) No. 142 and was result of the acquisitions not yielding the anticipated economic benefit. This non-cash charge, while significant, does not affect the Company's business operations or ability to meet its financial obligations.

    Non-GAAP Financial Measures

    In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company has provided certain non-GAAP financial measures in this release, which it believes are useful to help investors better understand our financial performance, competitive position and prospects for the future. Such measures exclude impairment charge - goodwill in the amount of $22.95 million, a charge the Company was required to take under SFAS No. 142. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company's underlying operational results and trends and in allowing for a more comparable presentation of results in the reported period to those in prior periods that did not include an impairment charge - goodwill. Management uses these measures along with their corresponding GAAP financial measures to help manage the Company's business and to help evaluate its performance compared to the marketplace. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as superior to or as a substitute for financial information provided in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and, therefore, may not be comparable to, similarly titled measures used by other companies. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, contained in the attached exhibits and found on the Company's web site.

    A reconciliation of GAAP to non-GAAP Financial Measures, as reported for fiscal year 2006, is as follows:

    Loss from operations                                       $   (16,470,353)
    Add back: Impairment loss - goodwill                            22,950,018
    Income from operations before impairment loss - goodwill   $     6,479,665

    Net Loss                                                   $   (20,670,118)
    Add back: Impairment loss - goodwill                            22,950,018
    Net income before impairment loss - goodwill               $     2,279,900
    Divided by:  Diluted weighted average shares outstanding        21,630,739
    Net income per share before impairment loss- goodwill      $           .11

    A reconciliation of GAAP to non-GAAP Financial Measures, as reported for the 4th quarter of fiscal year 2006, is as follows:

    Net Loss                                                   $   (22,461,652)
    Add back: Impairment loss - goodwill                            22,950,018
    Net income before impairment loss - goodwill               $       488,366

    About Vermont Pure

    Vermont Pure Holdings, Ltd. (www.vermontpure.com) is the largest independent and third largest Home and Office distributor of its kind in the United States. The Company bottles and distributes natural spring water and purified with minerals added bottled water under the Vermont Pure(R) and Crystal Rock(R) trademarks. It markets its bottled water brands, as well as coffee and other home and office refreshment products, to customers throughout New England and New York. Vermont Pure Holdings' common stock trades on the American Stock Exchange under the symbol: VPS.

                   VERMONT PURE HOLDINGS, LTD. AND SUBSIDIARY
                      Consolidated Statements of Operations

                                                                              Unaudited
                                          Twelve Months                     Three Months
                                         Ended October 31                  Ended October 31
                                 -------------------------------   -------------------------------
                                      2006             2005             2006             2005
                                 --------------   --------------   --------------   --------------
NET SALES                        $   62,773,812   $   59,834,575   $   16,398,836   $   15,809,422

COST OF GOODS SOLD                   26,473,269       24,842,247        6,931,719        6,484,988

GROSS PROFIT                         36,300,543       34,992,328        9,467,117        9,324,434

OPERATING EXPENSES:
 Selling, general and
  administrative
  expenses                           27,934,390       27,790,539        7,194,462        7,220,213

 Advertising expenses                 1,082,725        1,193,905          227,240          206,328

 Amortization                           877,855          787,043          228,047          209,330

 Gain on disposal of
  property and equipment                (74,092)         (15,067)          (6,396)          (3,145)

 Impairment loss -
  goodwill                           22,950,018                -       22,950,018                -

TOTAL OPERATING
 EXPENSES                            52,770,896       29,756,420       30,593,371        7,632,726

(LOSS) INCOME FROM
OPERATIONS                          (16,470,353)       5,235,908      (21,126,254)       1,691,708

OTHER INCOME
(EXPENSE):

   Interest                          (3,268,192)      (3,364,902)        (851,005)        (827,625)

   Miscellaneous income
    (expense)                           750,000         (260,647)               -         (260,647)

TOTAL OTHER EXPENSE,
 NET                                 (2,518,192)      (3,625,549)        (851,005)      (1,088,272)

(LOSS) INCOME FROM
 CONTINUING OPERATIONS
 BEFORE INCOME TAXES                (18,988,545)       1,610,359      (21,977,259)         603,436

INCOME TAX EXPENSE                    1,681,573          739,766          484,393          326,404

NET (LOSS) INCOME                $  (20,670,118)  $      870,593   $  (22,461,652)  $      277,032

NET (LOSS) INCOME PER
 SHARE - BASIC:                  $        (0.96)  $         0.04   $        (1.04)  $         0.01

NET (LOSS) INCOME PER
 SHARE - DILUTED:                $        (0.96)  $         0.04   $        (1.04)  $         0.01

WEIGHTED AVERAGE
 SHARES USED IN
 COMPUTATION - BASIC                 21,630,739       21,619,863       21,622,622       21,673,267

WEIGHTED AVERAGE
 SHARES USED IN
 COMPUTATION - DILUTED               21,630,739       21,625,683       21,622,622       21,679,111

    Note: This press release contains forward looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by such forward looking statements, including integration of acquisitions, ability to sustain and manage growth, changing market conditions, and other risks detailed in the company's filings with the Securities and Exchange Commission.

SOURCE  Vermont Pure Holdings, Ltd.
    -0-                             02/14/2007
    /CONTACT: Peter Baker, CEO, +1-860-945-0661, Ext. 3001, or Bruce MacDonald, CFO, +1-802-860-1126, both of Vermont Pure Holdings, Ltd./
    /Web site:  http://www.vermontpure.com/